UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2016

The Phoenix Companies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                          (860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2016, The Phoenix Companies, Inc. (the “Company”) and U.S. Bank National Association, as successor trustee to SunTrust Bank, as trustee (the “Trustee”), under the Indenture, dated as of  December 27, 2001 (the “Original Indenture”), as amended by that certain First Supplemental Indenture, dated as of January 18, 2013 (the “First Supplemental Indenture”), Second Supplemental Indenture, dated as of May 23, 2013 (the “Second Supplemental Indenture”) and Third Supplemental Indenture, dated as of February 21, 2014 (the “Third Supplemental Indenture”, and together with the Second Supplemental Indenture, the First Supplemental Indenture and the Original Indenture, the “Indenture”), governing the Company’s 7.45% Quarterly Interest Bonds due 2032 (the “Bonds”), executed a Fourth Supplemental Indenture amending the Indenture (the “Fourth Supplemental Indenture”).

On March 9, 2016, the Company announced the success of its consent solicitation relating to the Bonds conducted pursuant to its Consent Solicitation Statement dated January 7, 2016 (the “Consent Solicitation Statement”), as supplemented by the Supplement to Consent Solicitation Statement dated February 24, 2016 (the “Supplement”).  Holders of $184,218,075 in aggregate principal amount of the Bonds, representing 72.90% of the $252,682,375 in outstanding principal amount of Bonds as of the January 6, 2016 record date for the consent solicitation, consented to the amendment to the Indenture set forth in the Fourth Supplemental Indenture (the “Amendment”).  The consents received from holders are in excess of the requisite majority of the outstanding principal amount of the Bonds necessary to approve the Amendment.  Pursuant to the terms of the Indenture, Bonds owned by the Company’s affiliates were not deemed outstanding for purposes of the consent solicitation and, as a result, did not participate in the consent solicitation.

The Amendment provides that, if the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated September 28, 2015, entered into by Nassau Reinsurance Group Holdings, L.P., a Delaware limited partnership (“Nassau”), and the Company is consummated, and the Company is no longer required to file reports, information and documents pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission (the “SEC”), and the Company is not otherwise required to file reports with the Trustee or the SEC pursuant to the Trust Indenture Act of 1939, as amended, the Company would be required to deliver to the Trustee and make available to bondholders certain annual financial statements, quarterly financial statements and reports on certain current events.

The Fourth Supplemental Indenture is effective as of the date of execution; however, the Amendment will not become operative unless, and until, the Merger is consummated.

Additional details regarding the Amendment are contained in the Consent Solicitation Statement, which was furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2016, as supplemented by the Supplement, which was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2016.

The foregoing is intended to be a summary of the terms of the Fourth Supplemental Indenture and is qualified in its entirety by reference to the Fourth Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit:

Exhibit 4.1 - Fourth Supplemental Indenture dated March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date: March 9, 2016	By:	/s/ Bonnie J. Malley
	Name:	Bonnie J. Malley
	Title:	Executive Vice President and Chief Financial Officer